SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 17, 2004
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                            GREATER COMMUNITY BANCORP
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             (Exact name of registrant as specified in its charter)





      NEW JERSEY                  01-14294                   22-2545165
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   (State of other              (Commission                (IRS Employer
   jurisdiction of                 File No.)              Identification No.)
    incorporation)



     55 UNION BOULEVARD, TOTOWA, NJ                                07512
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(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code: 973-942-1111
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         (Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosur


The Board of Directors of Greater Community Bancorp declared a common stock dividend of 2.5% and a per share cash dividend of $0.12 after the new shares are issued, both payable July 31, 2004 to shareholders of record as of July 15, 2004. The combined stock and cash dividends represent an increase of 11.59% over the cash dividend paid in the first quarter and a projected annualized cash dividend of $0.48.

The Board of Directors of Greater Community Bancorp approved the Greater Community Bancorp Code of Ethics Policy at its regular meeting held on June 15, 2004.


Item 7. Financial Statements and Exhibits.


     (c) Exhibits. The following exhibits are being filed with this Report and is attached hereto:


          99.1 Press Release issued June 16, 2004 relating to the announcement of a 2.5% stock dividend and a $.12 per share cash dividend on the company's outstanding common stock.

          99.2 Greater Community Bancorp Code of Ethics Policy adopted at the June 15, 2004 Greater Community Bancorp regular Board of Directors meeting.

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                GREATER COMMUNITY BANCORP
                                                (Registrant)




Date: June 17, 2004                             /s/ Naqi A. Naqvi
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                                                (Signature)
                                                NAQI A. NAQVI
                                                SENIOR VICE PRESIDENT, TREASURER
                                                AND CFO